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                                                                    Exhibit 99.2

COVINGTON & BURLING

1201 PENNSYLVANIA AVENUE NW    WASHINGTON           PETER O. SAFIR
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                                                                  March 31, 2004


BY HAND DELIVERY

Mr. Gary Buehler                                    RECEIVED/DOCKETING
Director, Office of Generic Drugs              ROTHWELL FIGG ERNST & MANBECK
United States Food and Drug Administration   FILE NO.: 1592-410
286 Metro Park North II                               -------------------------
7500 Standish Place                          DKT PROC. INIT.  Ind
Rockville, MD 20855
                                                        MAR 31 2004
Daniel E. Troy, Esq.                         DKT ENTRY INIT:
Chief Counsel                                               -------------------
United States Food and Drug Administration   SEND TO:  NVH
5600 Fishers Lane, GCF-1                             --------------------------
Rockville, MD 20857                          OK TO FILE:
                                                        -----------------------
     Re: Pediatric Extension for NDA #19-813 and Approval of ANDA #76-258 (fentanyl transdermal system)

Dear Messers. Buehler and Troy:

          We write on behalf of ALZA Corporation to confirm that FDA will (1) pursuant to court Order, change the approval date of Mylan Technologies, Inc.'s ("Mylan") Abbreviated New Drug Application ("ANDA") #76-258, (fentanyl transdermal system) to no earlier than July 23, 2004, and (2) following the expiration of ALZA's U.S. Patent No. 4,588,580 (the "'580 patent"), apply the six-month pediatric extension granted to ALZA's Duragesic(R) fentanyl patch to Mylan's ANDA, thereby causing Mylan's ANDA to be approved no earlier than January 23, 2005.

          On March 25, 2004, the United States District Court for the District of Vermont held that the '580 patent was valid and infringed by Mylan's ANDA product. The court ordered that the effective date of Mylan's ANDA approval could not be earlier than the expiration of the '580 patent, or July 23, 2004. Under these circumstances, section 271(e)(4) in combination with longstanding FDA precedent requires that FDA convert Mylan's approval to tentative status. In addition, FDA's recent decision involving Ranbaxy and Pfizer, upheld in court, compels that Mylan's paragraph IV certification be converted to a paragraph II certification upon patent
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COVINGTON & BURLING

expiration.(1) Thereupon, Mylan's ANDA cannot be approved prior to expiration of the six-month period of pediatric exclusivity that attaches to ALZA's NDA.

                                   BACKGROUND

     On July 15, 1999, FDA requested that ALZA, a subsidiary of Johnson & Johnson, evaluate the safety of using its Duragesic fentanyl transdermal patch in an opioid-tolerant pediatric patient population with chronic pain and to determine an appropriate dosing regimen in the same population. See Letter from John K. Jenkens, Director, Office of Drug Evaluation II, FDA, to Elizabeth M. Turek, Associate Director, Regulatory Affairs, Janssen Research Foundation (July 15, 1999) (attached as Exhibit C). ALZA undertook FDA's request, conducted extensive research, and, after substantial investment successfully completed clinical studies in pediatric populations. In May 2003, FDA approved ALZA's pediatric studies and granted ALZA six months of additional exclusivity after the expiration of ALZA's '580 patent. Thus, FDA extended ALZA's market exclusivity in Duragesic(R) from the patent expiration date of July 23, 2004, to the termination of pediatric exclusivity on January 23, 2005.

     Meanwhile, in November 2001, Mylan filed an ANDA for a fentanyl transdermal patch product. Mylan's ANDA included a paragraph IV certification claiming that ALZA's '580 patent covering Duragesic(R) was invalid and/or not infringed by Mylan's proposed ANDA product. On January 25, 2002, ALZA filed a patent infringement suit challenging Mylan's certification.(2)

     On March 25, 2004, the district court held that Mylan's ANDA product infringes ALZA's valid and enforceable '580 patent. See ALZA Corp. v. Mylan Labs., Inc., Consol. Case No. 2:02-cv-20, Judgment (D. Vt. Mar. 26, 2004) (attached as Exhibit D). The court recognized ALZA's entitlement to the pediatric extension, noting that "the FDA has extended Duragesic's period of market exclusivity for an additional six months from the expiration date of the '580 patent." See ALZA Corp. v. Mylan Labs., Inc., Consol. Case No. 2:02-cv-20, Findings of Fact at 18 (D. Vt. Mar. 25, 2004). Pursuant to ALZA's request and the statutory mandate, the court ordered that the effective date of Mylan's ANDA approval be not earlier than the expiration of the '580 patent.


---------------------
(1) Ranbaxy Labs. Ltd. v. FDA, Civ. Action No. 04-0133 (PLF), 2004 WL 440444, at *5 (D.D.C. Mar. 10, 2004) (attached as Exhibit A); see also Ranbaxy Labs. Ltd. v. FDA, No. 04-5079, Order (D.C. Cir. Mar. 24, 2004) (denying Ranbaxy's motion for a preliminary injunction pending appeal on the ground that, among other things, Ranbaxy "ha[d] not demonstrated...likelihood of success on the merits") (attached as Exhibit B).

(2) A proposed generic may obtain FDA review during the term of a listed patent in two ways. First, the generic manufacturer may acknowledge, without challenge, the date of expiration of the listed patent (a "paragraph III" certification). 21 U.S.C. Section 355(j)(2)(A)(vii)(III). In that case, FDA may review the application and approve the generic on the date of patent expiration. Id. Section 355(j)(5)(B)(ii). Alternatively, the generic manufacturer may -- as Mylan did here -- challenge the validity or infringement of a listed patent (a "paragraph IV" certification). Id. Section 355(j)(2)(A)(vii)(IV). In that case, FDA may approve the application "immediately," unless the patent owner institutes litigation within a 45-day period, in which case final approval is blocked until the earlier of either the expiration of 30 months, or the court's resolution of the patent issue in favor of the ANDA applicant. Id. Section 355(j)(5)(B)(iii).


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COVINGTON & BURLING

          Because Mylan certified to FDA that ALZA did not file its infringement suit within the 45-day period referred to in section 355(j)(5)(B) of the Federal Food, Drug, and Cosmetic Act ("FFDCA")(3), FDA was free to approve Mylan's ANDA at any time, and it did so on November 21, 2003. As is common in such cases, and notwithstanding its paragraph IV certification, Mylan elected not to launch its ANDA product at the time, thereby avoiding the risk of damages for wilful infringement. Indeed, to forestall any motion by ALZA for a preliminary injunction, Mylan agreed to give ALZA 45 days notice of any decision to launch. Now any launch is barred by the court's Order in ALZA's favor ruling that the effective date of Mylan's approval not be earlier than the date of expiration of the '580 patent.

          Pursuant to the court's Order, the issue of Mylan's approval is returned to the FDA. In these circumstances, FDA must (1) in compliance with the court's Order and FDA's own precedent, change its prior approval of Mylan's ANDA to tentative, and (2) change the effective date of its approval of Mylan's ANDA to January 23, 2005, reflecting ALZA's period of pediatric exclusivity.

                                   DISCUSSION

I. FDA MUST CHANGE THE EFFECTIVE DATE OF MYLAN'S APPROVAL AND DEEM THAT APPROVAL TENTATIVE

          The law requires FDA to reset its final approval of Mylan's ANDA to a future date not earlier than the expiration of the '580 patent. 35 U.S.C.
Section 271(e)(4). Under settled agency policy, that approval -- like any future approval -- is merely tentative and remains subject to final FDA action.

          The district court has ruled that ALZA's patent is valid and infringed by Mylan's ANDA product. The Hatch-Waxman Act provides that, regardless of whether a lawsuit is filed within the 45-day period, in the event of litigation in which the patent owner is successful, "the court shall order the effective date of any approval of the drug . . . involved in the infringement to be a date which is not earlier than the date of the expiration of the patent which has been infringed." 35 U.S.C. Section 271(e)(4)(A). In this way, Congress placed unsuccessful paragraph IV certifiers in the same position as paragraph III certifiers. Irrespective of whether or when an applicant has elected to challenge the patent, a generic drug that is conceded or found to infringe a valid patent cannot be approved by FDA, nor can an existing approval remain effective during the term of such patent.

          Although FDA has already approved Mylan's generic product, by virtue of the court's Order the effective date of FDA's approval of Mylan's ANDA must be reset for some future date, no earlier than expiration of the '580 patent. 35 U.S.C. Section 271(e)(4)(A). This resetting of FDA approval is precisely what Congress envisioned in these circumstances:


------------------
(3)ALZA filed suit within 45 days of receipt of Mylan's notice by the responsible ALZA official. See U.C.C. Section 1-201(27)(2001) (under UCC notice valid when received by responsible official). Nonetheless, FDA determined (contrary to ALZA's analysis) that receipt by ALZA's mail service was sufficient to begin the running of the 45-day period. See Correspondence attached as Exhibit E.



                                       3
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               "If the infringing party has not begun commercial
               marketing of the drug, injunctive relief may be granted to prevent any commercial activity with the drug and the FDA would be mandated to make the effective date of any approved ANDA not earlier than the expiration date of the infringed patent... In the case where an ANDA had been approved, the order would mandate a change in the effective date."

H.R. Rep. No. 98-857, pt. 1, at 46 (1984) (emphasis added).

               This result would also occur even if marketing of the generic had already begun. In that event:

               "If the infringing party has begun commercial marketing of a drug, damages and other monetary relief and an injunctive relief may be awarded... In addition, the FDA would be mandated to change the effective date of the approved ANDA to the expiration date of the infringed patent."

H.R. Rep. No. 98-857, pt. 1, at 46 (1984) (emphasis added).

               It is common for an ANDA product to obtain a final approval from FDA, even while patent litigation is ongoing. Prior approval can occur where the innovator's lawsuit was filed after the 45-day period or where the 30-month stay has expired prior to the end of litigation. See Federal Trade Commission, "Generic Drug Entry Prior to Patent Expiration," at 15-16 (July 2002), available at www.ftc.gov/os/2002/07/genericdrugstudy.pdf (noting that in seven of seventy-five such suits, the 30-month stay expired before the district court rendered a decision). In either circumstance, FDA can, and has, given "final" approval to an ANDA product even while patent litigation continues.

               Thereafter, where a court eventually finds a patent to be valid and infringed and orders the effective date of an approved ANDA to be reset in the future, FDA routinely adjusts the effective date - turning the final approval into a tentative approval. Indeed, where FDA itself sets a delayed effective date for an ANDA approval, FDA regulations expressly provide that "an approval with a delayed effective date is tentative and does not become final until the effective date." 21 C.F.R. Section 314.105(d). The same result necessarily applies when the delay in approval is ordered by the court under the Hatch-Waxman Act. Indeed a generic applicant has no vested right in an ANDA approval whose effective date has been delayed. See Barr Labs., Inc. v. Thompson, 238 F. Supp. 2d 236,249 (D.D.C. 2002) (upholding FDA's position that "an ANDA approval cannot and should not be considered 'final' until the approval takes effect"). Moreover, the plain import of the court's Order (and the statutory command) that "the effective date of any approval of Mylan's ANDA product shall be no earlier than the date of the expiration" of the patent is to invoke the language of 21 C.F.R. Section 314.105(d) and to return the issue to FDA for consideration of what now must be viewed as a tentative approval, not a rote resetting of the date of a final approval.


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COVINGTON & BURLING

     In a case involving Teva Pharmaceuticals USA, for example, the ANDA had received "final" approval four months prior to conclusion of the patent litigation. The eventual order in the patentee's favor "amended the judgment to indicate that the effective date of approval of [Teva's] ANDA is determined to be a date that is not earlier than the expiration date of the '516 patent." Implementing the court order, FDA determined that "the final approval...is hereby converted to a tentative approval." See, e.g., Letter from Gary J. Buehler, Director, Office of Generic Drugs, FDA, to Teva Pharmaceuticals USA, at 2 (Mar. 21, 2002), located at http://www.fda.gov/cder/foi/appletter/2002/74539ta3.pdf (attached as Exhibit F).

     To like effect, in a litigation involving Mylan Pharmaceuticals, the ANDA had received "final" approval at the end of the 30-month stay and prior to any decision in the patent infringement litigation. Thereafter, the patent litigation settled and Mylan changed its certification to paragraph III. FDA concluded that it had the power (and the duty) to change the approved ANDA to a tentative one. FDA reasoned:

                    "Although Section 505(j) does not expressly provide for a change in approval status based upon the ANDA applicant's resolution of patent litigation, provisions of the 1984 Drug Price Competition and Price Term Restoration Act codified in the Patent Code give courts the authority to order the date of approval of an ANDA to be no earlier than the date of expiration of the infringed patent is described at 35 U.S.C. 271(e)(4). The legislative history of Hatch-Waxman makes it clear FDA may change the approval status of an approved ANDA based upon the outcome of patent infringement litigation."

Letter from Gary J. Buehler to Mylan Pharmaceuticals, Inc., at 2 (Mar. 21,
2002), located at http://www.fda.gov/cder/foi/appletter/2002/74732ta3.pdf (attached as Exhibit G).

     And in the case of Barr Laboratories (against Ortho-McNeil Pharmaceutical, Inc.), whose ANDA received final approval after expiration of the 30-month stay but before a trial on the merits, FDA converted Barr's final approval of its ANDA to tentative, and applied the pediatric extension to that ANDA after the court entered a consent judgment containing a finding of infringement and validity of the innovator's patents. See, e.g., Letter to Gary J. Buehler, Director, Office of Generic Drugs, FDA from Ortho-McNeil Pharmaceutical, Inc. (Aug. 5, 2003), and print-outs from CDER Final and Tentative Approvals pages (reflecting final approval for Barr on December 18, 2002 but tentative approval on August 20, 2003)(attached as Exhibit H).

     There are important policy reasons to make an approval that is effective at a future date tentative only. Tentative status enables FDA to ensure that a generic applicant continues to satisfy all applicable criteria when outstanding barriers to approval are finally removed. See Letter from Gary J. Buehler, Director, Office of Generic Drugs, FDA, to Richard M. Cooper, Counsel to Ranbaxy Laboratories Ltd., at 5 (Jan. 28, 2004)(hereinafter "Ranbaxy Letter")(attached as Exhibit I)("There are many cases where a tentatively approved application will not be eligible for final approval at the moment the last patent barrier to approval expires."). "It is vital to FDA...that the interpretation of the [FFDCA] statute leave...space to reassess


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COVINGTON & BURLING

the application at the moment of approval to ensure that it is indeed consonant with the statutory criteria." Transcript of Motions Hearing, Ranbaxy Labs. Ltd.
v. FDA, Civ. Action No. 04-0133, at 32 (D.D.C. Mar. 4, 2004) (attached as Exhibit J) (representation to the court of Daniel E. Troy, Esq., Chief Counsel to FDA).

     By requiring that FDA set Mylan's ANDA for final approval no sooner than patent expiration, the district court's Order compels FDA to change the existing approval that it granted to Mylan's ANDA in November 2003. And because the new approval date stands in the future, settled FDA policy mandates that the only approval for which Mylan can now be eligible is tentative.

II. ALZA IS ENTITLED TO ITS PEDIATRIC EXTENSION AS TO MYLAN.

     Mylan infringed ALZA's valid and enforceable patent. Under 35 U.S.C.
Section 271(e)(4)(A) and the court's Order, Mylan's ANDA approval -- the fruit of its infringement -- must now be withdrawn. Under these circumstances, both the statutory language and the Congressional policy underlying pediatric exclusivity mandate that Mylan be held to the same period of exclusivity that applies to all other ANDA applicants.

     With Mylan's approval converted into a tentative approval, FDA cannot give final approval until six months after the date of patent expiration. That is the intent of the pediatric extension, which Congress has accorded a higher priority than approval of generic products. As FDA recognized in its brief to the court in the Ranbaxy litigation:

          "In enacting the pediatric exclusivity provisions of FDAMA, Congress unequivocally trumped any claimed 'right' of generic applicants to be approved upon patent expiration where an NDA holder has conducted pediatric studies requested by the agency.... Rather, Congress expressed a clear intent to reward companies that had conducted the pediatric studies that FDA had requested."

Fed. Defs.' Mem. in Opp. to Pls.' Motions for Prelim. Inj., Ranbaxy Labs. Ltd.
v. FDA, Civ. Action No. 04-0133, at 36 (D.D.C. Feb. 20, 2004).

     The pediatric extension is implemented by statute in a variety of circumstances, depending upon the nature of the generic's certification. But whether the certification is under paragraph II, III or IV, Congress promised that the innovator who obtains pediatric approval will obtain an additional six months marketing exclusivity upon the expiration of its patent. National Pharmaceutical Alliance v Henney, 47 F. Supp. 2d 37, 38 (D.D.C. 1999).

     That is the result here regardless of the mode of analysis.

     PARAGRAPH IV. Six months exclusivity results directly from Mylan's existing paragraph IV certification. For a paragraph IV certification, the pediatric extension requires only that (1) "the drug [be] the subject of a listed patent for which a [paragraph IV] certification has been submitted" and
(2) "in the infringement litigation resulting from the certification the court determines that the patent is valid and would be infringed." 21 U.S.C. Section 355a(c)(2)(B). Both of these predicates occurred here and that is all that is necessary. As FDA has recognized, referring

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COVINGTON & BURLING

to this provision, this "statutory language... explicitly provides what the outcome will be... where that ANDA applicant has been sued and the NDA holder or patent owner prevailed on the merits of the patent litigation. In that situation, pediatric exclusivity plainly attaches to the patent, and delays approval of the ANDA for six months." Fed. Defs.' Mem. in Opp. to Pls.' Motions for Prelim. Inj., Ranbaxy Labs. Ltd. v. FDA, Civ. Action No. 04-0133, at 35 (emphasis added).(4)

     PARAGRAPH III. In any event, Mylan's paragraph IV certification should be converted to a paragraph III certification. A paragraph IV certification may be sufficient to begin the ANDA review process, but it cannot trump the final judgment of the district court. Mylan may disagree with the court's ruling, but the final judgment both resolves in favor of ALZA the issues of validity and infringement and bars effective approval of Mylan's ANDA until after the expiration of the '580 patent. See 21 U.S.C. Sections 355(j)(2)(A)(vii)(IV),
(j)(2)(B)(ii); 35 U.S.C. Section 271(e)(4)(A); cf. 21 C.F.R. Section
314.94(a)(12)(viii)(A) (2003). In these circumstances, Mylan's paragraph IV certification is invalid and should be corrected to paragraph III.

     FDA has, by regulation, expressly required an ANDA applicant to change its paragraph IV certification to paragraph III where the patent owner has sued within 45 days and prevails in the litigation. 21 C.F.R. Section 314.94(a)(12)(i))(A)(4). This regulation requires the change even where the applicant is appealing the adverse decision and even when the 30-month stay has expired. FDA's regulatory determination that in such circumstances a paragraph IV certification is misleading and should be corrected, should also apply to an ANDA applicant like Mylan whose certification to the FDA is found by a court to be inaccurate, pursuant to a final judgment of validity and infringement. Although this circumstance is not expressly addressed by the regulation, under section 314.94(a)(12)(i)(C), "an applicant shall amend a submitted certification if, at any time before the effective date of the approval of the application, the applicant learns that the submitted certification is no longer accurate." Mylan's certification is no longer accurate in light of the district court's findings, regardless of the date the lawsuit was


-------------------------

4    Mylan argues that this congressionally intended result should not apply because the pediatric extension is somehow available only when the patent owner files suit within 45 days. In Mylan's analysis, the pediatric extension can only extend the 30 month stay, which Mylan equates with "the period during which [ANDA] may not be approved..." That reading is nonsensical. The language does not refer to the 30 month stay and nothing in the legislative history suggests that it does. Mylan does not explain how Congress' intent is achieved when the 30-month has expired or is never implemented.

     In fact, the reference to the "period during which an ANDA may not be approved" appears identically for paragraph II, III and IV certifications, even though a paragraph II certification (like a paragraph IV certification when no lawsuit is filed in 45 days) permits "immediate" approval of an ANDA. The language plainly means only that the date of approval "shall be extended by a period of six months after the date the patent expires..." and FDA has so interpreted the same language in the Ranbaxy case.

     By employing identical language in the paragraph II and paragraph IV contexts, Congress made clear that the extension applies upon patent expiration and extends the period - if any - during which an ANDA may not be approved. The statute contains several such intervals, including, for example, the 45-day period following notice of paragraph IV certification, id. Section 355(j)(5)(B)(iii), and the fundamental 180-day period allotted for FDA's review an NDA, id., Section 355(c). In this instance, the period is that between the court's decision in favor of ALZA and the expiration of the '580 patent.



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COVINGTON & BURLING

instituted. Mylan is obligated to convert its certification to paragraph III.(5) See Ranbaxy Labs. Ltd. v. FDA, Civ. Action No. 04-0133 (PLF), 2004 WL 440444, at *5(D.D.C. Mar. 10, 2004) (adopting FDA's interpretation that where a Paragraph IV certification became inaccurate, it created both an obligation on the applicant's part to amend its ANDA to reflect the change in circumstances (patent expiry) and an inability on the part of the FDA to approve the ANDAs in their inaccurate form). Thereupon, FDA cannot approve its ANDA product until six months after the expiration of the patent.

     PARAGRAPH II. Finally, and irrespective of whether Mylan's certification is currently accurate and supportable, Mylan's ANDA will not contain a paragraph IV (or paragraph III) certification when it ultimately becomes eligible for approval, after the expiration of the '580 patent. At that point in time, Mylan's ANDA will contain a paragraph II certification, which renders Mylan's ANDA indisputably subject to ALZA's six-month period of exclusivity. As set out above, Mylan's ANDA must now revert to tentative status. FDA's recent decision in the Ranbaxy case teaches that its status remains tentative until the expiration of ALZA's six-month grant of pediatric exclusivity. Because Mylan's paragraph IV (or paragraph III) certification lapses upon patent expiry, that certification does not alter this result. As FDA has recently explained, "[a]t the moment a patent listed as part of an NDA expires,... a paragraph IV certification previously submitted by an ANDA applicant to that patent is no longer valid (because there is no patent left to challenge)." Thus, the agency concluded, "[u]pon patent expiry, [a] paragraph IV certification becomes a paragraph II certification (indicating a patent has expired) by operation of law." Ranbaxy Letter, Exhibit I at 4.

     Under this analysis, when the '580 patent expires on July 23, 2004, Mylan's certification converts to a paragraph II certification. See id. ("FDA will consider the certification changed upon the expiration of the patent."); Ranbaxy Labs. Ltd. v. FDA, Civ. Action No. 04-0133 (PLF), 2004 WL 440444, at *5 (D.D.C.
Mar. 10, 2004)(adopting FDA's interpretation and concluding that at patent expiry, "the Paragraph IV certifications became invalid, and either converted as a matter of law to Paragraph II certifications or became inaccurate, thereby creating both an obligation on [the applicant's] part to amend its ANDAs to reflect patent expiry and an inability on the part of the FDA to approve the ANDAs in their inaccurate form")(attached as Exhibit A); see also Dr. Reddy's Labs., Inc. v. Thompson, Civ. Action No. 02-452 (WGB) at 31-33 (D.N.J. Oct. 14,
2003)(upholding FDA requirement that paragraph IV certification be changed to paragraph II certification upon patent expiry).

     Whether after patent expiry Mylan on its own accord properly amends its certification to a certification under paragraph II, or whether instead that modification occurs as a matter of law, Mylan's ANDA will become eligible for approval only when it contains a paragraph II certification.(6)


--------------------
(5) Among other reasons for this change, Mylan should not be permitted to block approval of subsequent paragraph IV filers by maintaining paragraph IV status after a court determination of infringement.

(6)  Mylan suggests that its entitlement to approval "is not affected by
post-litigation or post-expiration conversions of [a] certification[      ]."
Mylan Letter at 6. Ranbaxy directly rejects this analysis. The relevant certification for purposes of approval and, in turn, for purposes of pediatric exclusivity is the one that is in place at the time of final approval. See, e.g., Ranbaxy Labs., 2004 WL 440444, at *5 (holding that, upon conversion of ANDA applicant's certification from paragraph IV to paragraph II, "the applicable provision of Section [355a]


                                       8
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COVINGTON & BURLING

          An ANDA that contains a paragraph II certification is unquestionably subject to the patent holder's period of pediatric exclusivity. Under the FFDCA,

          "[i]f the drug is the subject of . . . a listed patent for which a certification has been submitted under subsection . . . (j)(2)(A)(vii)(II) [Paragraph II] of section 355 of this title, THE PERIOD DURING WHICH AN APPLICATION MAY NOT BE APPROVED UNDER SECTION . . . 355(j)(4)(B) [sic](7) OF THIS TITLE SHALL BE EXTENDED BY A PERIOD OF SIX MONTHS AFTER THE DATE THE PATENT EXPIRES (including any patent extensions)."

21 U.S.C. Section 355a(c)(2)(A)(i) (emphasis added). Because Mylan's ANDA will contain a paragraph II certification when it becomes eligible for final, effective approval, that ANDA is subject to ALZA's pediatric exclusivity.

III.  MYLAN'S ARGUMENTS WOULD
      FRUSTRATE CONGRESSIONAL POLICY

          In its March 26, 2004, letter to FDA, Mylan insists that ALZA's entitlement to its pediatric extension depends entirely on whether ALZA filed suit in 45 days, thereby triggering a 30-month stay of approval. Letter from
E. Anthony Figg to Gary Buehler, Director, Office of Generic Drugs, and Daniel
E. Troy, Chief Counsel, FDA, at 3 (Mar. 26, 2004) (hereinafter "Mylan Letter"), available at http://www.sec.gov/Archives/edgar/data/69499/000095012804000330/ j0661901exv99w1.txt.(8) As set forth in detail above, Mylan's analysis is entirely incorrect as a matter of statutory and regulatory interpretation. Moreover, there is no conceivable basis in policy expressed by Congress to support such a result.

          Mylan's focus on the 30-month stay finds no support in the legislation history, which makes no reference whatsoever to a 30-month stay.(9) To the contrary, the conference report on the legislation states unequivocally, "when the [pediatric] studies are completed and

--------------------------------------------------------------------------------
became [355]a(c)(2)(A)(i)" -- the provision that applies when a drug is the subject of an ANDA containing a paragraph II certification).

(7) The correct reference is to section 355(j)(5)(B). See Mova Pharm. Corp. v. Shalala, 140 F.3d 1060, 1062 n.l (D.C. Cir. 1998).

(8) Mylan's focus on the date of ALZA's initiation of the patent litigation is a red herring: under Mylan's reasoning, ALZA could have faced precisely the situation that it confronts today even had it filed suit against Mylan within the 45-day window provided by section 505(j)(5)(B). The 30-month stay under section 505(j)(5)(B) would expire on June 6, 2004. Had a decision by the patent court remained pending, FDA would have been free as of that date to grant final, effective approval to Mylan's ANDA. It is that moment of freedom -- whether it comes to pass because the 30-month stay has expired, or instead because the stay simply never took effect -- that, according to Mylan, permanently exempts its infringing ANDA from the provisions governing pediatric exclusivity. To convert the expiration or absence of a 30-month stay into a windfall for an infringer would contravene the statutory mandate, FDA policy, and Congressional intent.

(9) Pub. L. No. 105-115 (1997). The pediatric exclusivity provisions, which expired in 2002, were renewed and expanded under the "Best Pharmaceuticals for Children Act," Pub. L. No. 107-109, 115 Stat. 1408 (2002).


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accepted by the Secretary, then the sponsor or manufacturer will qualify for 6 months of extra market exclusivity" (emphasis added).(10) The period of pediatric exclusivity extends the patent's lawful monopoly period and has nothing to do with a stay for purposes of litigation.

     Mylan contends that permitting a patent owner to secure a period of pediatric exclusivity when that patent owner has not secured a 30-month stay would undermine Congress's "incentive to patent owners to bring patent infringement actions promptly." Mylan Letter at 5. This is baseless. Should a patent holder choose not to seek prompt resolution of its patent rights, the statute empowers the ANDA applicant to take the initiative by bringing an action for declaratory judgment. 21 U.S.C. Section 505(j)(5)(B)(iii).(11)

     Adoption of Mylan's arguments would turn the statute on its head: by losing the lawsuit, Mylan would obtain rights superior to those of paragraph III certifiers, to which the pediatric exclusivity would apply. Congress surely could not have intended that an adjudicated infringer of a valid patent would obtain a de facto six months of exclusivity over non-infringers solely by virtue of the date on which the infringer was sued. Nothing in the statute or its legislative history suggests this peculiar result.

     Moreover, this strange conclusion would frustrate Congressional intent. Congress's intent in enacting the pediatric exclusivity provisions -- to create meaningful incentives for manufacturers to conduct the studies necessary to obtain pediatric labeling -- would be thwarted if manufacturers who for any reason failed to file litigation within 45 days against a Paragraph IV ANDA applicant, were deprived of market exclusivity to which they were otherwise entitled. Any construction of the statute suggesting that pediatric exclusivity is contingent upon a patent owner's decision to take advantage of a stay provision could weaken the incentive to conduct costly and complicated pediatric research. Undercutting the incentives of pediatric exclusivity in this way would be inconsistent with Congressional intent and contrary to sound public policy.





----------------
(10)   H.R. Conf. Rep. 105-399, at 92 (1997).

(11) Mylan's policy argument is particularly misplaced here, where ALZA filed suit promptly and missed the 45-day period (in FDA's view) only because of a good faith dispute about its calculation.


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                                   CONCLUSION

          ALZA has proved that Mylan has infringed its valid patent. Moreover, ALZA has invested substantial resources to conduct the studies requested by FDA and, in so doing, earned pediatric exclusivity. FDA should reject Mylan's attempt to carve out for itself an exception to that period of exclusivity -- on the basis of its failed challenge to ALZA's '580 patent. FDA's prior decisions, most recently in the Ranbaxy case, instruct that FDA should convert to tentative the approval of Mylan's ANDA and allow it to become effective only after the expiration of six months of pediatric exclusivity. This is the only result that comports with prior agency decisions, the statute, and Congressional intent in enacting the pediatric exclusivity provisions.

                                        Sincerely,



                                        /s/ Peter O. Safir
                                        -------------------------------
                                        Peter O. Safir
                                        Anthony Herman
                                        COVINGTON & BURLING
                                        1201 Pennsylvania Avenue, N.W.
                                        Washington, D.C. 20004-2401
                                        Telephone: (202) 662-6000
                                        Facsimile: (202) 662-6291


cc:  E. Anthony Figg, Esq.
     Elizabeth Dickinson, Esq.
     Kim Dettlebach, Esq.


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